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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
ICX Electronics, Inc.

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated August 16, 2000, except as to the first paragraph of Note 8, which is as of August 31, 2000, relating to the financial statements of ICX Electronics, Inc. (which includes an explanatory paragraph regarding the Company's ability to continue as a going concern) contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   /s/ BDO Seidman, LLP

Orange, County, California
March 29, 2001